1 PLIANT THERAPEUTICS, INC. INSIDER TRADING COMPLIANCE POLICY Pliant Therapeutics, Inc., a Delaware corporation (the “Company”) prohibits: • insider trading in the Company’s securities or stock (collectively, “Securities”); and • the unauthorized disclosure of the Company’s confidential information that might enable others to engage in insider trading in the Securities. The Company designed this Insider Trading Compliance Policy (the “Insider Trading Compliance Policy”) to prevent insider trading. In this Insider Trading Compliance Policy, we will discuss how you must comply with the laws against insider trading to avoid the serious penalties that could accompany a violation. We also seek to fulfill our obligation to educate and reasonably supervise the activities of employees, officers, directors and consultants who own or trade in the Company’s stock as part of our corporate compliance program. There are severe civil and criminal penalties associated with violations by you, your colleagues or the Company under the insider trading laws. It is your obligation to review, understand and comply with this Insider Trading Compliance Policy. Please take the time to become familiar with its content. If you have questions about this Insider Trading Compliance Policy or your stock ownership or trading, please speak with our Chief Financial Officer. THESE ARE VERY SERIOUS MATTERS. INSIDER TRADING IS ILLEGAL AND CAN RESULT IN JAIL SENTENCES AS WELL AS CIVIL PENALTIES, INCLUDING TREBLE DAMAGES. EMPLOYEES WHO VIOLATE THIS INSIDER TRADING COMPLIANCE POLICY MAY BE SUBJECT TO DISCIPLINARY ACTION BY THE COMPANY, INCLUDING DISMISSAL FOR CAUSE. IF YOU HAVE ANY QUESTION OR DOUBT ABOUT THE APPLICABILITY OR INTERPRETATION OF THIS INSIDER TRADING COMPLIANCE POLICY OR THE PROPRIETY OF ANY DESIRED ACTION, PLEASE SEEK CLARIFICATION FROM OUR CHIEF FINANCIAL OFFICER. DO NOT TRY TO RESOLVE UNCERTAINTIES ON YOUR OWN. PART I. OVERVIEW A. To Whom does this Insider Trading Compliance Policy Apply? This Insider Trading Compliance Policy applies to all of us, i.e., the Company’s board of directors (the “Board”), officers, employees and consultants, as well as our Affiliates as discussed below, and to multiple methods of trading in the Securities, such as purchases, sales or

2 gifts of stock, options or other forms of equity.1 This Insider Trading Compliance Policy applies not only to you but to your “Affiliates” (as defined by the securities laws), which include: • your spouse, child, parent, significant other or other family member, in each case, living in the same household; • all trusts, family partnerships and other types of entities formed for your benefit of the Insider (as defined below) or for the benefit of a member of your family over which you have the ability to influence or direct investment decisions concerning securities; • all persons who execute trades on your behalf, e.g., your stockbroker; and • all investment funds, trusts, retirement plans, partnerships, corporations and other types of entities over which you have the ability to influence or direct investment decisions concerning securities. You are responsible for ensuring compliance with this Insider Trading Compliance Policy, including the Insider Trading Procedures contained herein, by all of your Affiliates. We recommend you obtain advice from your legal and financial advisors regarding trading in Company Securities by your Affiliates. Special Procedures for Persons with Regular Access to Inside Information: Members of our Board and our executive officers are deemed to have access to all “inside information” under the insider trading laws. Other officers, employees and consultants may also require regular access to “inside information” in performing their work. For this reason and for their protection, additional trading procedures apply to these directors, officers, employees and consultants. We will notify all members of the Board, officers and designated employees and consultants (collectively, and solely for the purpose of the Insider Trading Compliance Policy, “Insiders”) that they are subject to these additional trading procedures (the “Insider Trading Procedures”), which are set forth in Part II of this Insider Trading Compliance Policy. Post-Termination Responsibilities: In the event that you leave the Company for any reason, this Insider Trading Compliance Policy, including, if applicable, the Insider Trading Procedures, will continue to apply to you and your Affiliates until the completion of one full trading day after any material nonpublic information known to you has become public or is no longer material. 1 The law defines securities broadly to include the Company’s common stock, options to purchase common stock, any other type of securities that the Company may issue (such as preferred stock, convertible debentures, warrants, exchange- traded options or other derivative securities), and any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities.

3 B. What is Prohibited by this Insider Trading Compliance Policy? It is generally illegal for you to trade in the Securities of the Company, whether for your account or for the account of another, while in the possession of material, nonpublic information about the Company or its business activities. It is also generally illegal for you to disclose material, nonpublic information about the Company or its business to others who may trade on the basis of that information. In addition, if we receive material, non-public information from collaborators or from other companies that do business with the Company, then these same prohibitions would apply to trading in the securities of these other companies. These illegal activities are commonly referred to as “insider trading.” When you know or are in possession of material, nonpublic information about the Company, whether positive or negative, you are prohibited from the following activities: • trading (whether for your account of for the account of another) in the Company’s Securities, except for trades made pursuant to a trading plan that meets the requirements of Rule 10b5-1(c) and this Policy (referred to herein as a “Trading Plan”); • giving trading advice of any kind about the Company; and • disclosing such material, nonpublic information about the Company, whether positive or negative, to anyone else (commonly known as “tipping”). The Insider Trading Compliance Policy prohibitions on insider trading do not apply to: (1) an exercise of an employee stock option when payment of the exercise price is made solely in cash to the Company; (2) the purchase of shares from the Company of stock under the Company’s Employee Stock Purchase Plan; or (3) the withholding by the Company of shares of stock upon vesting of restricted stock or upon settlement of restricted stock units to satisfy applicable tax withholding requirements if (a) such withholding is required by the applicable plan or award agreement or (b) the election to exercise such tax withholding right was made by the Insider in compliance with the Insider Trading Procedures. The Insider Trading Compliance Policy prohibitions on insider trading do apply to: (1) the sale or gift of Securities on or after the exercise of an employee stock option; (2) the sale or gift of Securities on or after the purchase of Employee Stock Purchase Plan shares; (3) the use of outstanding Company Securities to pay part or all of the exercise price of

4 an option; and (4) any sale of stock as part of a broker-assisted cashless exercise of an option or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. The above discussion is a summary; please read further below for additional details on the precise circumstances under which this Insider Trading Compliance Policy applies. These prohibitions continue whenever and for as long as you know or are in possession of material, nonpublic information. Remember, anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight, and often with access to stock trading records and your communications regarding the transactions. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. C. What is Material, Nonpublic Information? This Insider Trading Compliance Policy prohibits you from trading in the Company’s Securities if you are in possession of information about the Company or its business that is both “material” and “nonpublic.” If you have a question whether certain information you are aware of is material or has been made public, you are encouraged to consult with the Chief Financial Officer. “Material” Information Information about the Company is “material” if it could reasonably be expected to affect the investment or voting decisions of a stockholder or investor. Similarly, if the disclosure of the information could reasonably be expected to significantly alter the total mix of information in the marketplace about the Company and affect investor views. In simple terms, material information is any type of information that could reasonably be expected to affect the stock price of the Company’s Securities. Both positive and negative information may be material. While it is not possible to identify all information that would be deemed “material,” the following items are types of information that should be considered carefully to determine whether they are material: • program developments, regulatory or clinical status or updates, including communications with regulatory authorities, prior to issuance of a press release or public update; • significant developments regarding collaborations, products, customers, suppliers, orders, contracts or financing sources (e.g., the acquisition or loss of a contract); • potential collaboration discussions or information about an unannounced new collaboration, financing or other similar deals; • projections of future earnings or losses, or other earnings guidance; • earnings or revenue; • potential restatements of the Company’s financial statements, changes in auditors

5 or auditor notification that the Company may no longer rely on an auditor’s audit report; • pending or proposed corporate mergers, acquisitions, tender offers, joint ventures or dispositions of significant assets; • changes in senior management or the Board; • significant actual or threatened litigation or governmental investigations or major developments in such matters; • a cybersecurity incident; • changes in dividend policy, declarations of stock splits, or public or private sales of additional securities; • the existence of a special blackout period (as described below); • potential defaults under the Company’s credit agreements or indentures, or the existence of material liquidity deficiencies; and • bankruptcies or receiverships. In some situations, the above events may not be material and in others, consultation with the Chief Financial Officer may help you determine that it has been publicly disclosed. In each situation, you should carefully consider and seek advice to determine their materiality (although some determinations will be reached more easily than others). For example, some new products or contracts may clearly be material to one company and not to a much larger company with multiple products; yet that does not mean that all product developments or contracts will be material. This demonstrates, in our view, why no “bright-line” standard or list of items can adequately address the range of situations that may arise. Furthermore, the Company cannot create an exclusive list of events and information that have a higher probability of being considered material. The Securities and Exchange Commission (the “SEC”) has stated that there is no fixed quantitative threshold amount for determining materiality, and that even very small quantitative changes can be qualitatively material if they would result in a movement in the price of the Company’s Securities. “Nonpublic” Information Material information is “nonpublic” when it is not generally available to investors. The rationale is to provide all investors with an equal opportunity to access material information when making investment decisions. To claim information is “public,” we have to be able to point to some fact that establishes that the information has become publicly available, such as the filing of a report with the SEC, the distribution of a press release through a widely disseminated news or wire service, or by other means (such as a pre-announced webcast presentation) that are reasonably designed to provide broad public access. You can look to our public press releases and recent SEC filings on the Company’s website (https://pliantrx.com/news/) to confirm recent disclosures.

6 Information is not considered public at the moment it is disclosed. Before a person who possesses material, nonpublic information can trade, there also must be adequate time for the market as a whole to access and absorb the information that has been disclosed. For the purposes of this Insider Trading Compliance Policy, information will be considered public one full Trading Day after the close of the stock market following the Company’s public release of the information. For purposes of this Insider Trading Compliance Policy, a “Trading Day” shall mean any day on which the Nasdaq Stock Market is open for trading. For example, if the Company announces material nonpublic information of which you are aware before trading begins on a Tuesday, the first time you can buy or sell Company Securities is the opening of the market on Wednesday. However, if the Company announces this material information after trading begins on that Tuesday, the first time that you can buy or sell Company Securities is the opening of the market on Thursday. If the Company announces material information at 6:00 p.m. on a Friday, and the Nasdaq Stock Market is open for trading on Monday, persons subject to this Insider Trading Compliance Policy shall not be permitted to trade in Company Securities until Tuesday. D. What are the Penalties for Insider Trading and Noncompliance with this Insider Trading Compliance Policy? Both the SEC and the national securities exchanges, through the Financial Industry Regulatory Authority, or FINRA, investigate and are very effective at detecting insider trading. They have direct access to examine all trades and typically request names of employees and Insiders from Companies following a public announcement (positive or negative) that impacts a company’s stock price to determine whether suspect insider trading has occurred. The SEC, together with the U.S. Attorneys, pursue insider trading violations vigorously. For instance, cases have been successfully prosecuted against trading by employees in foreign accounts, trading by family members and friends, and trading involving only a small number of shares. The penalties for violating insider trading or tipping rules can be severe and include, among other civil and criminal remedies: • disgorgement of the profit gained or loss avoided by the trading; • payment of criminal penalties; • payment of civil penalties of up to three times the profit made or loss avoided; and • imprisonment. The Company and/or the supervisors of the person engaged in insider trading may also be required to pay civil penalties, pay criminal penalties and other relief and be subject to private lawsuits. Violation of this Insider Trading Compliance Policy or any federal or state insider trading laws may subject the person violating such policy or laws to disciplinary action by the Company

7 up to and including termination. The Company reserves the right to determine, in its own discretion and on the basis of the information available to it, whether this Insider Trading Compliance Policy has been violated. The Company may determine that specific conduct violates this Insider Trading Compliance Policy, whether or not the conduct also violates the law. It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action. E. How Do You Report a Violation of this Insider Trading Compliance Policy? If you have a question about this Insider Trading Compliance Policy, including whether certain information you are aware of is material or has been made public, you are encouraged to consult with the Chief Financial Officer. In addition, if you violate this Insider Trading Compliance Policy or any federal or state laws governing insider trading, or know of any such violation by any director, officer, employee or consultant of the Company, you should report the violation immediately to the Chief Financial Officer. PART II. INSIDER TRADING PROCEDURES FOR INSIDERS A. Special Trading Restrictions Applicable to Insiders In addition to the restrictions on trading in Company Securities set forth above, Insiders and their Affiliates are subject to the following special trading restrictions: 1. Valid Rule 10b5-1 Trading Plan. Insiders may only engage in sales of Company Securities pursuant to Trading Plans, the requirements for which are set forth in Part III.A of this Insider Trading Compliance Policy. Any purchases of Company Securities by Insiders, other than the exercise of an employee stock option when the payment of the exercise price is made solely in cash to the Company and purchases of shares under the Company’s Employee Stock Purchase Plan, require pre-clearance in writing by our Chief Financial Officer or a designee. 2. Prohibited Transactions At Any Time. • No Short Sales. No Insider may at any time sell any Securities of the Company that are not owned by such Insider at the time of the sale (a “short sale”). • No Purchases or Sales of Derivative Securities or Hedging Transactions. No Insider may buy or sell puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of the Company’s Securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s Securities or engage in any other hedging transaction with respect to the Company’s Securities, at any time.

8 • No Company Securities Subject to Margin Calls. No Insider may use the Company’s Securities as collateral in a margin account. • No Pledges. No Insider may pledge Company Securities as collateral for a loan (or modify an existing pledge). 3. Gifts. No Insider may give or make any other transfer of Company Securities without consideration (e.g., a gift or limited partner distribution, in the case of a fund) when the Insider is in possession of material, nonpublic information that has not been disseminated to the public market for at least one full Trading Day. All gifts of Company Securities are subject to pre- clearance in writing by our Chief Financial Officer or a designee. 4. Post-Trade Reporting. Any transactions in the Company’s Securities by an Insider (including gifts) must be reported to the Chief Financial Officer on the same day in which such a transaction occurs. This reporting requirement may be satisfied by sending (or having such Insider’s broker send) duplicate confirmations of trades to the Chief Financial Officer if such information is received by the Chief Financial Officer on or before the required date, as described in Item 11 of Part III.A of this Insider Trading Compliance Policy. Compliance by directors and executive officers with this provision is imperative given the requirement of Section 16 of the Exchange Act that these persons generally must report changes in ownership of Company Securities within two (2) business days. The sanctions for noncompliance with this reporting deadline include mandatory disclosure in the Company’s proxy statement for the next annual meeting of stockholders, as well as possible civil or criminal sanctions for chronic or egregious violators. PART III. EXEMPTIONS FROM INSIDER TRADING RESTRICTIONS (ALL DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS) A. Pre-Approved Rule 10b5-1 Plan. The securities law permits establishment of Trading Plans under Rule 10b5-1(c) of the Exchange Act that allow for persons to authorize future trading when they are not in possession of material, nonpublic information. Employees, officers, and directors may enter into a Trading Plan in compliance with applicable law and this Policy. Under a Trading Plan, a trade will not be subject to trading windows, retirement plan blackout periods or pre-clearance procedures. In certain limited circumstances, the Company may permit trading by Insiders pursuant to other pre-established trading arrangements. Any such trading arrangement must be expressly authorized in advance of adoption by the Chief Financial Officer or a designee. All Insiders are required to enter into Trading Plans for sales of Company Securities, but only if those Trading Plans are pre-approved in writing by our Chief Financial Officer or a

9 designee. You may also enter into a Trading Plan in compliance with this Policy in a form approved in advance by our Chief Financial Officer or a designee. All Trading Plans (and any amendments or modifications) must comply with the Exchange Act and must meet the following minimum conditions: 1. Plan and Approval. Each Trading Plan, amendment, and modification used by an Insider must be approved in writing by the Chief Financial Officer or a designee before the Insider enters into it. The Trading Plan must be in writing and signed by the Insider. The Trading Plan must include representations certifying that the Insider is (a) not aware of material nonpublic information at the time of adoption and (b) entering into the Trading Plan in good faith, and not as part of a plan or scheme to shield trades that would otherwise be considered violations of the insider trading laws. We will keep a copy of each Trading Plan in our files. The Insider must act in good faith with respect to the Trading Plan for the entire duration of the Trading Plan. 2. Timing of Plan Amendment and Modification. Trading Plans may be amended or modified only (a) when the trading window for the Insider is open under this Insider Trading Compliance Policy and there is no special blackout period, except with the prior written approval of the Chief Financial Officer; (b) when the Insider does not possess material, nonpublic information about the Company (and the Trading Plan must include a representation to that effect); and (c) with the written approval of the Chief Financial Officer or his or her designee. Any amended or modified Trading Plan must comply with all requirements of Rule 10b5-1 as a newly adopted Trading Plan as if adopted on the date of modification, including the “cooling-off” periods further described below. 3. Termination. If terminated before the end of its term and a new Trading Plan is put into place, the new Trading Plan may be implemented only (a) when the trading window for the Insider is open under this Insider Trading Compliance Policy and there is no special blackout period, except with the prior written approval of the Chief Financial Officer; (b) when the Insider does not possess material, nonpublic information about the Company (and the Trading Plan must include a representation to that effect); and (c) with the written approval of the Chief Financial Officer or his or her designee. 4. “Cooling-off” Periods. Each Trading Plan used by an Insider who is a director or Section 16 officer must provide that the first transaction executed pursuant to the Trading Plan may not occur until the later of (i) 90 days after the date of adoption of such Trading Plan or (ii) two business days after the filing of the Company’s Form 10-Q (or Form 10-K for any Trading Plan executed during the fourth fiscal quarter) for the fiscal quarter in which the Trading Plan was adopted, up to a maximum of 120 days after adoption of the Trading Plan. Each Trading Plan used by an Insider who is not a director or Section 16 officer must provide that the first trade under such

10 Trading Plan may not occur until 30 days after the date of adoption of such Trading Plan. 5. Relationships with Plan Broker; No Subsequent Influence. Each Trading Plan used by an Insider must provide that such Insider must not communicate any material, nonpublic information about the Company to such broker, or attempt to influence how the broker exercises its discretion in executing orders under the Trading Plan in any way. 6. Plan Specifications; Discretion Regarding Trades. The Trading Plan authorizes the broker to make purchase, sale or gifting decisions without any control or influence by the Insider. The Trading Plan must specify the price and amount of stock to be purchased or sold during specified time periods, or specify or set an objective formula (e.g., stock price thresholds) for determining the price and amount of stock to be purchased or sold during specified time periods. The Chief Financial Officer may request that the specified time periods contained in your Trading Plan during which sales or gifts could occur not coincide with the specified time periods in similar Trading Plans adopted by other insiders (e.g., to avoid a particular day of a month or a quarter when all insiders are scheduled to sell), or make other arrangements (such as sale volume limitations) to avoid a large number of sales occurring simultaneously. 7. Only One Plan in Effect at Any Time. An Insider may have only one Trading Plan in effect at any time, unless an exception is approved in advance by the Company’s Chief Financial Officer, after evaluating whether any such additional Trading Plan would be permitted by Rule 10b5-1. However, an Insider may adopt a new Trading Plan to replace an existing Trading Plan before the scheduled termination date of such existing Trading Plan so long as the first scheduled trade under the new Trading Plan does not occur prior to the expiration or termination of the existing Trading Plan. 8. Single-Trade Plan Limit. If the Insider’s Trading Plan is a single-trade Trading Plan, the Insider can have only one single-trade Trading Plan within any consecutive 12-month period. 9. Suspensions. Each Trading Plan used by an Insider must provide for suspension of trades under such Trading Plan if legal, regulatory, or contractual restrictions are imposed on the Insider, or other events occur that would prohibit sales or gifts under such Trading Plan. In addition, each Trading Plan must provide for suspension of trades upon notice by the Company to the broker such as in the event of a pending public offering, M&A transaction or other similar activity. 10. Compliance with Rule 144. Each Trading Plan used by an Insider must provide for specific procedures to comply with Rule 144 under the Securities Act of 1933, as amended, including the filing of Forms 144.

11 11. Broker Obligation to Provide Notice of Trades. Each Trading Plan must provide that the broker will provide notice of any trades under the Trading Plan to the Insider and the Company no later than the close of business on the day of the trade. 12. Insider Obligation to Make Exchange Act Filings. Each Trading Plan must contain an explicit acknowledgement by such Insider that all filings required by the Exchange Act, as a result of or in connection with trades under such Trading Plan, are the sole obligation of such Insider and not the Company. 13. Required Forms 4 and 144 Disclosure. Insiders must provide all required disclosures regarding Trading Plans on Forms 4 (e.g., check box and date of adoption in the “Explanation of Responses” portion of the Form) and footnote all trades disclosed on Forms 144 to indicate that the trades were made pursuant to a Trading Plan. 14. Disclosure. Insiders must acknowledge that the information provided pursuant to this Insider Trading Compliance Policy may be publicly disclosed, including in the Company’s filings with the SEC. B. Employee Benefit Plans. 1. Exercise of Stock Options. The trading prohibitions and Insider Trading Procedures do not apply to the exercise of a stock option to purchase securities of the Company when payment of the exercise price is solely made in cash and the Securities are held, not sold. The trading prohibitions and Insider Trading Procedures do apply to: • the same day or subsequent sale of the Securities acquired on the exercise of a stock option; • the use of outstanding Company Securities to pay part or all of the exercise price of an option; • any net option exercise; • any exercise of a stock appreciation right; • share withholding; • any sale of stock as part of a broker-assisted cashless exercise of an option; or • any other market sale for the purpose of generating the cash needed to pay the exercise price of an option.

12 For directors and executive officers subject to the requirements of Section 16 of the Exchange Act, the exercise of an option to purchase securities of the Company (and any subsequent sale) each triggers the obligation to file a Form 4 within two business days. For this reason, Insiders must comply with the post-trade reporting requirement described in Section C above for any such transaction. 2. Tax Withholding on Restricted Stock/Units. The trading prohibitions and restrictions set forth in the Insider Trading Procedures do not apply to the withholding by the Company of shares of stock upon vesting of restricted stock or upon settlement of restricted stock units to satisfy applicable tax withholding requirements if (a) such withholding is required by the applicable plan or award agreement or (b) the election to exercise such tax withholding right was made by the director, officer or employee in compliance with the Insider Trading Procedures. 3. Employee Stock Purchase Plan. The trading prohibitions and restrictions set forth in the Insider Trading Procedures do not apply to periodic wage withholding contributions by the Company or employees of the Company which are used to purchase the Company’s Securities pursuant to the employees’ advance instructions under the Company’s 2020 Employee Stock Purchase Plan. However, no Insider may: (a) elect to participate in the plan or alter his or her instructions regarding the level of withholding or purchase by the Insider of Company Securities under such plan; or (b) make cash contributions to such plan (other than through periodic wage withholding) without complying with the Insider Trading Procedures. Any sale of Securities acquired under such plan is subject to the prohibition on insider trading and, for Insiders, the additional restrictions of the Insider Trading Procedures. 4. Retirement Plan. The trading prohibitions and restrictions set forth in the Insider Trading Procedures do not apply to purchases of Company Securities in any 401(k) Plan of the Company (the “Retirement Plan”) resulting from periodic contributions by Insiders to the Retirement Plan pursuant to payroll deduction elections. Such prohibitions and restrictions do apply, however, to certain elections Insiders may make under the Retirement Plan, including: (a) an election to increase or decrease the percentage of periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against or receive a distribution from such Insider’s Retirement Plan account if the loan or distribution will result in a liquidation of some or all of such Insider’s Company stock fund balance; and (d) an election to pre-pay a plan loan if the pre-payment will result in an allocation of loan proceeds to the Company stock fund. PART IV. WAIVERS, ADMINISTRATION A waiver of any provision of this Insider Trading Compliance Policy, or the Insider Trading Procedures contained herein, in a specific instance may be authorized in writing by

13 either the Chief Financial Officer or the Audit Committee of the Board, and any such waiver shall be reported to the Audit Committee or the Board. This Insider Trading Compliance Policy shall be administered by the Audit Committee. The Audit Committee shall review this Insider Trading Compliance Policy on at least an annual basis. This Insider Trading Compliance Policy may be amended by action of the Audit Committee, with amendments reported by the Audit Committee to the Board of Directors. PART V. ACKNOWLEDGEMENT This Insider Trading Compliance Policy will be delivered to all current Insiders and to all directors, officers, and employees and consultants following its adoption or thereafter at the start of their employment or relationship with the Company. Each individual must acknowledge that he or she has received a copy and agrees to comply with the terms of this Insider Trading Compliance Policy under the Company’s electronic training record system, and, if applicable, the Insider Trading Procedures contained herein. All directors, officers, and employees and consultants will be required upon the Company’s request to re-acknowledge and agree to comply with the Insider Trading Compliance Policy (including any amendments or modifications). For such purpose, an individual will be deemed to have acknowledged and agreed to comply with the Insider Trading Compliance Policy, as amended from time to time, when copies of such items have been delivered by regular or electronic mail (or other delivery option used by the Company) by the Chief Financial Officer or a designee thereof. * * * Questions regarding this Insider Trading Compliance Policy are encouraged and may be directed to the Chief Financial Officer. ADOPTED: March 17, 2020 EFFECTIVE: June 2, 2020 AMENDED: October 27, 2020; October 4, 2021; August 4, 2023; July 30, 2025